Vanguard Pennsylvania Tax-Free Funds Proxy Voting Results

Results of Proxy Voting

At a special meeting of shareholders on November 15, 2017, fund shareholders approved the following proposals:


Proposal 1 - Elect Trustees for the fund.*
The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Ms.
Mulligan, Ms. Raskin, and Mr. Buckley (each of whom already serve as directors of The Vanguard Group, Inc.)
served as trustees to the funds prior to the shareholder meeting.

Trustee
For
Withheld
Percentage For
Mortimer J. Buckley
1,512,993,698
60,539,913
96.2%
Emerson U. Fullwood
1,508,684,956
64,848,655
95.9%
Amy Gutmann
1,486,194,108
87,339,502
94.4%
JoAnn Heffernan Heisen
1,509,588,469
63,945,141
95.9%
F. Joseph Loughrey
1,510,149,901
63,383,709
96.0%
Mark Loughridge
1,510,265,117
63,268,494
96.0%
Scott C. Malpass
1,505,071,365
68,462,245
95.6%
F. William McNabb III
1,507,336,644
66,196,966
95.8%
Deanna Mulligan
1,513,016,050
60,517,560
96.2%
Andre F. Perold
1,496,346,514
77,187,097
95.1%
Sarah Bloom Raskin
1,507,223,265
66,310,345
95.8%
Peter F. Volanakis
1,510,365,775
63,167,835
96.0%

*Results are for all funds within the same trust.


Proposal 2 ? Approve a manager of managers arrangement with third-party investment advisors.
This arrangement enables the fund to enter into and materially amend investment advisory arrangements with third-party investment advisors, subject to the approval of the fund?s board of trustees and certain conditions imposed by the Securities and Exchange Commission, while avoiding the costs and delays associated with obtaining future shareholder approval.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
Pennsylvania Long-Term Tax-
Exempt Fund
185,581,618
6,356,969
8,248,134
29,462,329
80.8%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
Pennsylvania Municipal Money
Market Fund
1,081,971,290
41,239,537
85,664,232
135,009,502
80.5%


Proposal 3 ? Approve a manager of managers arrangement
with wholly owned subsidiaries of Vanguard.
This arrangement enables Vanguard or the fund to enter
into and materially amend investment advisory
arrangements with wholly-owned subsidiaries of Vanguard,
subject to the approval of the fund?s board of trustees
and any conditions imposed by the Securities and Exchange
Commission (SEC), while avoiding the costs and delays
associated with obtaining future shareholder approval.
The ability of the fund to operate in this manner is
contingent
upon the SEC?s approval of a pending application for an
order of exemption.
..

Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
Pennsylvania Long-Term Tax-
Exempt Fund
186,535,796
6,222,084
7,428,841
29,462,329
81.2%


For

Abstain

Against
Broker
Non-Votes
Percentage
For
Pennsylvania Municipal Money
Market Fund
1,113,433,534
39,200,931
56,240,593
135,009,502
82.9%